Exhibit 10.33

WYNN RESORTS, LIMITED

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into as of the date set forth below by and between Wynn Resorts, Limited, a Nevada corporation (the “Company”), and the individual (the “Grantee”) set forth below.

A. Pursuant to the terms of the Wynn Resorts, Limited 2002 Stock Incentive Plan (the “Plan”), the Company, hereby offers to grant to Grantee a Stock Award of Shares of Company Common Stock as set forth immediately below, on the terms and conditions and subject to the restrictions set forth in the Plan and this Agreement. To accept this offer, sign one copy of this Agreement and return it by             , 201   to the General Counsel, Wynn Resorts, Limited, Legal Department, 3131 Las Vegas Blvd South, Las Vegas, Nevada 89109.

Grant Number:

Employee:

Grantee:

Stock Award:	Shares of Common Stock

Grant Date:

Purchase Price:	None

Vesting Date:

B. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Grantee and the Company hereby agree as follows:

1.	Restrictions.

1.1 Shares granted pursuant to the Stock Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered and shall be subject to a risk of forfeiture as described in Section 1.2 until the Vesting Date and any additional requirements or restrictions contained in this Agreement or in the Plan have been otherwise satisfied, terminated or expressly waived by the Company in writing. The Company will not be required to (i) transfer on its books any Shares subject to the Stock Award that have been sold or transferred in violation of the provisions of this Agreement or (ii) treat as the owner of the Shares subject to the Award, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom such Shares have been transferred in contravention of this Agreement.

1.2 Except as otherwise provided under the terms of the Plan, if Grantee’s employment with the Company is terminated for any reason, then this Agreement shall terminate and all rights of the Grantee with respect to Shares granted pursuant to the Stock Award that have not vested up to the date of termination shall immediately terminate. The Shares granted pursuant to the Stock Award that are subject to restrictions upon the date of termination, and any and all accrued but unpaid dividends thereon, shall be forfeited to the Company without payment of any consideration by the Company, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such Stock Award or accrued but unpaid dividends in connection therewith.

2. Voting and Other Rights. Grantee shall have all the rights of a shareholder with respect to the Common Stock issued pursuant to the Stock Award, including the right to vote such Shares; provided, however, that dividends or distributions paid with respect to any such Shares which have not vested shall be deposited with the Company and shall be subject to forfeiture until the underlying Shares have vested unless otherwise determined by the Administrator in its sole discretion. Grantee shall not be entitled to interest with respect to the dividends or distributions so deposited.

3. Retention of Share Certificates by Company. The certificate(s) representing Shares of the Stock Award shall be held, together with a stock power endorsed in blank, by the Company until those Shares become vested in accordance with Section 1 hereof.

4. Taxes and Withholding. Upon the vesting of the Shares of the Stock Award as provided in Section 1 hereof, the Company is required to withhold for taxes, and Grantee hereby agrees to pay to the Company with respect to such Shares, in the form of cash or a certified or bank cashier’s check, an amount sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for Grantee’s account, or to otherwise make alternative arrangements satisfactory to the Company for the payment of such amounts in accordance with Section 12 (“Withholding Taxes”) of the Plan. To the maximum extent permitted by law, the Company has the right to retain without notice from salary or other amounts payable to Grantee, Shares or cash having a value sufficient to satisfy the any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for Grantee’s account.

5.	General.

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the state of Nevada applicable to agreements made and to be performed entirely in Nevada, without regard to the conflicts of law provisions of Nevada or any other jurisdiction.

5.2 Notices. Any notice required or permitted under this Agreement shall be given in writing by express courier or by postage prepaid, United States registered or certified mail, return receipt requested, to the address on the signature page or to such other address for a party as that party may designate by 10 days advance written notice to the other parties. Notice shall be effective upon the earlier of receipt or 3 days after the mailing of such notice.

5.3. Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Grantee shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to this Stock Award and the parties hereto shall act in all matters as if the Grantee was the sole owner of this Stock Award. This appointment is coupled with an interest and is irrevocable.

5.4 Modifications. This Agreement may be amended, altered or modified only by a writing signed by each of the parties hereto.

5.5 Application to Other Stock. In the event any capital stock of the Company or any other corporation shall be distributed on, with respect to, or in exchange for shares of Common Stock as a stock dividend, stock split, reclassification or recapitalization in connection with any merger or reorganization or otherwise, all restrictions, rights and obligations set forth in this Agreement shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Shares subject to the Stock Award on or with respect to which such other capital stock was distributed.

5.6 Additional Documents. Each party agrees to execute any and all further documents and writings, and to perform such other actions, which may be or become reasonably necessary or expedient to be made effective and carry out this Agreement.

5.7 Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

5.8 No Assignment. Except as otherwise provided in this Agreement, the Grantee may not assign any of his, her or its rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Agreement, but no such assignment shall release the Company of any obligations pursuant to this Agreement.

5.9 Severability. If any of the provisions of this Agreement are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible in accordance with the intent of the parties.

5.10. Equitable Relief. The Grantee acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage. Accordingly, the Grantee agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies it may have at law or under this Agreement.

5.11. Arbitration.

5.11.1 General. Except as provided in Section 5.10, any controversy, dispute, or claim between the parties to this Agreement, including any claim arising out of, in connection with, or in relation to the formation, interpretation, performance or breach of this Agreement shall be settled exclusively by arbitration, before a single arbitrator, in accordance with this Section 5.11 and the then most applicable rules of the American Arbitration Association. Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. Such arbitration shall be administered by the American Arbitration Association. Arbitration shall be the exclusive remedy for determining any such dispute, regardless of its nature. Notwithstanding the foregoing, either party may in an appropriate matter apply to a court for provisional relief, including a temporary restraining order or a preliminary injunction, on the ground that the award to which the applicant may be entitled in arbitration may be rendered ineffectual without provisional relief. Unless mutually agreed by the parties otherwise, any arbitration shall take place in Las Vegas, Nevada.

5.11.2 Selection of Arbitrator. In the event the parties are unable to agree upon an arbitrator, the parties shall select a single arbitrator from a list of nine arbitrators drawn by the parties at random from the “Independent” (or “Gold Card”) list of retired judges or, at the option of the Grantee, from a list of nine persons (which shall be retired judges or corporate or litigation attorneys experienced in stock options and buy-sell agreements) provided by the office of the American Arbitration Association having jurisdiction over Las Vegas, Nevada. If the parties are unable to agree upon an arbitrator from the list so drawn, then the parties shall each strike names alternately from the list, with the first to strike being determined by lot. After each party has used four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

5.11.3 Applicability of Arbitration; Remedial Authority. This agreement to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. In the event of a dispute subject to this paragraph the parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator. The remedial authority of the arbitrator (which shall include the right to grant injunctive or other equitable relief) shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that he or it would be entitled to summary judgment if the matter had been pursued in court litigation. In the event of a conflict between the applicable rules of the American Arbitration Association and these procedures, the provisions of these procedures shall govern.

5.11.4 Fees and Costs. Any filing or administrative fees shall be borne initially by the party requesting arbitration. The Company shall be responsible for the costs and fees of the arbitration, unless the Grantee wishes to contribute (up to 50%) of the costs and fees of the arbitration. Notwithstanding the foregoing, the prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party’s costs (including but not limited to the arbitrator’s compensation), expenses, and attorneys’ fees.

5.11.5 Award Final and Binding. The arbitrator shall render an award and written opinion, and the award shall be final and binding upon the parties. If any of the provisions of this paragraph, or of this Agreement, are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this

Agreement, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the arbitration provisions of this Agreement are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

5.12 Compliance With Applicable Laws. The Grantee will do all acts and things, execute, acknowledge and deliver all documents and instruments, and make all representations and warranties that are necessary or appropriate, in the judgment of the Company, for the purchase, vesting, holding or transfer of the Shares subject to the Stock Award to comply with Applicable Laws.

5.13 Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

5.14 Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or months mean calendar days, weeks or months.

5.15 No Rights to Continuation of Employment. Nothing in the Plan or this Agreement shall confer upon Grantee any right to continue in the employ of the Company or any subsidiary thereof or shall interfere with or restrict the right of the Company or its stockholders (or of a subsidiary or its stockholders, as the case may be) to terminate Grantee’s employment any time for any reason whatsoever, with or without cause.

5.16 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.17 Complete Agreement. This Agreement and the Plan constitute the parties’ entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

5.18. Legend. In addition to any other legend which may be required by agreement or Applicable Laws, each share certificate representing Shares shall have endorsed upon its face a legend in substantially the form set forth below:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VESTING AND TO CERTAIN RESTRICTIONS ON TRANSFER,

SALE AND HYPOTHECATION. A COMPLETE STATEMENT OF THE TERMS AND CONDITIONS GOVERNING SUCH RESTRICTIONS IS SET FORTH IN AN AGREEMENT, DATED AS OF             , 201  , A COPY OF WHICH IS ON FILE AT THE CORPORATION’S PRINCIPAL OFFICE.

5.19. Section 83(b) Election for Restricted Stock Award; Independent Tax Advice. Under Section 83(a) of the Code, Grantee will generally be taxed on the Shares subject to this Stock Award on the date such Shares vest and the forfeiture restrictions lapse, based on their fair market value on such date, at ordinary income rates subject to payroll and withholding tax and tax reporting, as applicable. For this purpose, the term “forfeiture restrictions” means the right of the Company to receive back any Shares subject to this Stock Award that have not vested upon a termination of employment. Under Section 83(b) of the Code, Grantee may elect to be taxed on the Shares on the Grant Date, based upon their fair market value on such date, at ordinary income rates subject to payroll and withholding tax and tax reporting, as applicable, rather than when and as the Shares that have not vested cease to be subject to the forfeiture restrictions. If Grantee elects to accelerate the date on which Grantee is taxed on the Shares under Section 83(b), an election (an “83(b) Election”) to such effect must be filed with the Internal Revenue Service within 30 days from the Grant Date and applicable withholding taxes must be paid to the Company at that time.

The foregoing is only a summary of the federal income tax laws that apply to the Shares under this Agreement and does not purport to be complete. The actual tax consequences of receiving or disposing of the Shares are complicated and depend, in part, on Grantee’s specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. THEREFORE, GRANTEE SHOULD SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE FEDERAL TAX LAW AND THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY TO WHICH GRANTEE IS SUBJECT. By accepting this Agreement, Grantee acknowledges and agrees that Grantee has either consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the Shares in light of Grantee’s specific situation or has had the opportunity to consult with such a tax advisor and has chosen not to do so.

If Grantee determines to make an 83(b) Election, it is Grantee’s responsibility to file such an election with the Internal Revenue Service within the 30-day period after the Grant Date, to deliver to the Company a signed copy of the 83(b) Election, to file an additional copy of such election form with Grantee’s federal income tax return for the calendar year in which the Grantee Date occurs, and to pay applicable withholding taxes to the Company at the time that the 83(b) Election is filed with the IRS.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on             , 201  .

WYNN RESORTS, LIMITED

By
Print_Name:
Title:

Address for Notices:	3131 Las Vegas Boulevard South Las Vegas, NV 89109 Attention: Legal Department

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement.

GRANTEE

Signature
Print_Name:

Address for Notices: